UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERANT BANCORP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903 Amerant Bancorp Inc. Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On May 8, 2024 For Shareholders of record as of March 14, 2024 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/AMTB To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/AMTB Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 26, 2024. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/AMTB TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Amerant Bancorp Inc. Meeting Materials: Notice of Meeting and Proxy Statement & 2023 Annual Report Meeting Type: Annual Meeting of Shareholders Date: Wednesday, May 8, 2024 Time: 8:00 AM, Eastern Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AMTB for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/AMTB SEE REVERSE FOR FULL AGENDA

Amerant Bancorp Inc. Annual Meeting of Shareholders FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. To elect directors to serve until the 2025 annual meeting of shareholders: 1.01 Gerald P. Plush 1.02 Pamella J. Dana 1.03 Miguel A. Capriles L. 1.04 Samantha Holroyd 1.05 Erin D. Knight 1.06 Gustavo Marturet M. 1.07 John W. Quill 1.08 Ashaki Rucker 1.09 Oscar Suarez 1.10 Millar Wilson 2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers - Say-on-Pay. 3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.